SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 30, 2004

NORTHWEST BIOTHERAPEUTICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION)	0-33393 (COMMISSION FILE NUMBER)	94-3306718 (I.R.S. EMPLOYER IDENTIFICATION NO.)

22322 20th Avenue SE, Suite 150, Bothell, WA 98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(425) 608-3000
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

ITEM 5. Other Events and Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7
EXHIBIT 10.8
EXHIBIT 10.9

ITEM 5. Other Events and Regulation FD Disclosure.

Northwest Biotherapeutics, Inc. (the “Company”) announced today that it has received a $2,000,000 loan from Toucan Capital Fund II, L.P. (“Toucan”). The loan accrues interest at 10% per year and the principal and interest is convertible into capital stock of the Company, generally at Toucan’s option, prior to repayment. The principal and interest on the loan is currently convertible at $0.04 per share (subject to adjustment). In connection with this new loan, the Company has issued a warrant to Toucan, which is exercisable for up to 20 million shares of the Company’s capital stock. The exercise price of the warrant is the lesser of (i) $.10 per share (subject to certain adjustments); or (ii) a 35% discount to the average closing price of the Company’s common stock during the twenty trading days prior to the first closing of the sale of convertible preferred stock of the Company, but not less than $.04 per share. The Company believes that the additional $2,000,000 received from Toucan on July 30, 2004 will be sufficient to satisfy its cash requirements until approximately September 30, 2004.

To date, the Company has issued five promissory notes to Toucan pursuant to which Toucan has loaned the Company an aggregate of $3.1 million. The Company issued a total of four promissory notes to Toucan between February and June of 2004 (the “Prior Notes”). The Company and Toucan agreed to amend and restate the Prior Notes to conform certain provisions of the Prior Notes to the provisions of the promissory note issued on July 30. The conversion price, interest rates and maturities of the Prior Notes were unaffected by the amendments. In connection with the issuance of promissory notes to Toucan, the Company has issued and Toucan has received warrants that are currently exercisable for an aggregate of up to 86 million shares of the Company’s capital stock.

In connection with the recent loan from Toucan, the Company and Toucan agreed to amend and restate the Recapitalization Agreement between the parties dated April 26, 2004 (the “Amended and Restated Recapitalization Agreement”). The Amended and Restated Capitalization Agreement, among other things, grants Toucan a limited right of first refusal in the event the Company enters into a financing with a party other than Toucan. Toucan presently has the right to acquire more shares of the Company’s capital stock than the Company is authorized to issue. In order to ensure Toucan has the ability to exercise its warrants and convert its notes into capital stock of the Company, the Company has granted Toucan a right of first refusal to convert any or all of the notes and exercise any and all warrants owned by Toucan into securities of the Company in the event that the Company authorizes or proposes to issue any new securities to parties other than Toucan. Therefore, the Company is prohibited from consummating a financing with a party other than Toucan until such time as the Company has increased its authorized capital stock to allow for full conversion of the notes issued to Toucan and exercise of the warrants issued to Toucan. The Company can only increase its authorized capital stock by amending its certificate of incorporation, which would require stockholder approval.

In addition to amending and restating the Recapitalization Agreement, the Company and Toucan agreed to separate the warrant originally issued to Toucan on April 26, 2004 into two warrants. One warrant is exercisable for up to 36,000,000 shares and expires on April 26, 2011. The other warrant is exercisable for up to 30,000,000 shares and expires on June 11, 2011. Both warrants have an exercise price of $.01 per share and are currently exercisable at the option of Toucan.

Separating the original warrant did not result in any change in the number of shares Toucan has the right to acquire upon exercise of the warrants, nor did it change the exercise price.

The Amended and Restated Recapitalization Agreement contemplates a proposed equity financing that would provide for the potential issuance and sale of up to $40 million of convertible preferred stock (including any shares issuable upon conversion of bridge funding, but not including any shares issuable upon exercise of warrants, options, and similar instruments or obligations), in one or more closings over a period of 12 months from the first closing of the sale of convertible preferred stock. If issued, the convertible preferred stock will be issued at a price per share equal to the lesser of $0.10 (as adjusted for stock splits, stock dividends and the like) or a 35% discount to the average closing price of the Company’s common stock during the twenty trading days prior to the first closing of the proposed equity financing, but not less than $0.04 per share. The proposed equity financing is contingent upon the Company complying with covenants in the Amended and Restated Recapitalization Agreement and locating investors who are willing to invest in the Company on the terms proposed.

The description of the Amended and Restated Capitalization Agreement, the notes and the warrants, all of which are filed as exhibits to the Form 8-K, are qualified in their entirety by reference to the full text of the agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC. By /s/ Alton L. Boynton Alton L. Boynton President

Dated: August 6, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Recapitalization Agreement between the Company and Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P., dated July 30, 2004.*

10.2	Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note in the principal amount of $2,000,000 between the Company and Toucan Capital Fund II, L.P. dated July 30, 2004.

10.3	Amended and Restated Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note in the principal amount of $500,000 between the Company and Toucan Capital Fund II, L.P. dated July 30, 2004.

10.4	Amended and Restated Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note in the principal amount of $500,000 between the Company and Toucan Capital Fund II, L.P. dated July 30, 2004.

10.5	Amended and Restated Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note in the principal amount of $50,000 between the Company and Toucan Capital Fund II, L.P. dated July 30, 2004.

10.6	Amended and Restated Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note in the principal amount of $50,000 between the Company and Toucan Capital Fund II, L.P. dated July 30, 2004.

10.7	Warrant to purchase securities of the Company dated July 30, 2004 issued to Toucan Capital Fund II, L.P.

10.8	Warrant to purchase securities of the Company dated June 11, 2004 issued to Toucan Capital Fund II, L.P.

10.9	Warrant to purchase securities of the Company dated April 26, 2004 issued to Toucan Capital Fund II, L.P.

*	Portions of this exhibit are incorporated by reference to Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, 10.9, 10.10, 10.12 and 10.13 to the Company’s Annual Report on Form 10-K filed on May 14, 2004 and the Company’s Current Report on Form 8-K filed on June 22, 2004.